EXHIBIT 99.1

CDK Global Completes Return of $1 Billion of Capital to Shareholders

Expects to Discuss Next Steps With Respect to Return of Capital on Second Quarter Fiscal 2017 Financial Results Conference Call on February 2, 2017

HOFFMAN ESTATES, Ill., Jan. 13, 2017 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) today announced it has timely completed its plan to return $1 billion of capital to its shareholders by the end of calendar year 2016.

During the second quarter of fiscal 2017 ending December 31, 2016, the company returned a total of $370 million through a combination of dividends and share repurchases. The $370 million was comprised of $20 million in dividend payments, $20 million of open market share repurchases, and $330 million in accelerated share repurchases (“ASR”). The ASR is currently in-market and is expected to be completed in the fourth quarter of fiscal 2017.

“The timely completion of the return of capital plan reinforces our commitment to returning value to our shareholders on an expeditious and prudent basis and demonstrates the Board’s confidence in our long-term prospects,” said Brian MacDonald, president and chief executive officer. “Our financial position leaves us well positioned to invest in our business and to continue the momentum of returning capital to our shareholders. We look forward to sharing the next steps with respect to return of capital on our second quarter fiscal 2017 earnings call.”

The company is scheduled to release its financial results for the fiscal second quarter ending December 31, 2016 before the opening of the Nasdaq on Thursday, February 2, 2017.

CDK will also be hosting a conference call at 7:30 a.m. CT on February 2, 2017 to discuss the results for the fiscal quarter. Brian MacDonald, president and chief executive officer, Al Nietzel, chief financial officer, and Taze Rowe, vice president, treasurer and investor relations, will be participating on the call.

Investors and interested participants are invited to listen to the conference call and view the accompanying slide presentation via live webcast which can be accessed through CDK's Investor Relations home page, http://investors.cdkglobal.com. The slide presentation will be available approximately 60 minutes before the webcast at CDK's Investor Relations home page. A replay of the webcast will be available on the Events & Presentations section of CDK's Investor Relations home page.

About CDK Global

With more than $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology and digital marketing solutions to the automotive retail and adjacent industries. Focused on evolving the automotive retail experience, CDK Global provides solutions to dealers in more than 100 countries around the world, serving more than 27,000 retail locations and most automotive manufacturers. CDK’s solutions automate and integrate all parts of the dealership and buying process from targeted digital advertising and marketing campaigns to the sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit www.cdkglobal.com.

Safe Harbor for Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including statements concerning CDK's payment of dividends or the repurchase of shares and its business transformation plan, other plans, objectives, forecasts, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook and business trends, and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: CDK's success in obtaining, retaining and selling additional services to customers; the pricing of products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; auto sales and advertising and related industry changes; competitive conditions; changes in regulation; changes in technology; security breaches, interruptions, failures and other errors involving CDK's systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; CDK's ability to timely and effectively implement its transformation plan, which is intended to increase operating efficiency and improve CDK's global cost structure, while limiting or mitigating business disruption; and the ability of CDK's significant stockholders and their affiliates to significantly influence CDK's decisions.

There may be other factors that may cause CDK's actual results to differ materially from the forward-looking statements. CDK's actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. CDK gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in CDK's reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in CDK's most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause CDK's actual results to differ from any forward-looking statements contained herein. These filings can be found on CDK's website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by CDK on its website or otherwise. CDK disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contacts:
Jennifer Gaumond
847.485.4424
jennifer.gaumond@cdk.com

Taze Rowe
847.485.4012
taze.rowe@cdk.com